CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 17 to Registration Statement No.
811-09373 of
Oppenheimer Senior Floating Rate Fund on Form N-2 of our report dated
September 15 2005,
appearing in the Statement of Additional Information, which is part of such
Registration
Statement, and to the reference to us under the headings "Independent
Registered Public
Accounting Firm" in the Statement of Additional Information and "Financial
Highlights" in
the Prospectus, which are also part of such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
November 18, 2005